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                                                                  Exhibit (j)(2)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
ING VP Emerging Markets Fund:

We consent to the use of our report for the ING VP Emerging Markets Fund, dated February 7, 2003, incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the Prospectus and the "Counsel and Independent Auditors" in the Statement of Additional Information.

/s/ KPMG LLP


Boston, Massachusetts
April 15, 2003